N E W S R E L E A S E

Investors:	Brett Manderfeld	John S. Penshorn	Media:	Tyler Mason
	Vice President	Senior Vice President		Vice President
	952-936-7216	952-936-7214		424-333-6122

(For Immediate Release)

UNITEDHEALTH GROUP REPORTS 2018 RESULTS
HIGHLIGHTED BY CONTINUED STRONG AND DIVERSIFIED GROWTH

•	Revenues of $226 Billion Grew 12% Year-Over-Year; Optum Revenues Surpass $100 Billion for First Time

•	Full Year and Fourth Quarter Net Earnings were $12.19 Per Share and $3.10 Per Share

•	Full Year and Fourth Quarter Adjusted Net Earnings were $12.88 Per Share and $3.28 Per Share

•	Full Year Cash Flows from Operations were $15.7 Billion

NEW YORK, NY (January 15, 2019) - UnitedHealth Group (NYSE: UNH) reported fourth quarter and full year 2018 results, with continued strong, well-diversified performance across the enterprise.

“The 300,000 dedicated women and men of UnitedHealth Group are positively impacting society by restlessly pursuing a mission to help people live healthier lives and to improve health system performance. Their efforts led to accelerating growth across our enterprise in 2018 and created strong momentum for 2019,” said David S. Wichmann, chief executive officer of UnitedHealth Group.

The Company affirmed its outlook for 2019, including net earnings of $13.70 to $14.00 per share, adjusted net earnings of $14.40 to $14.70 per share, and cash flows from operations of $17.3 billion to $17.8 billion.

Quarterly and Annual Financial Performance
	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2018	2017	2018	2018	2017
Revenues	$58.4 billion	$52.1 billion	$56.6 billion	$226.2 billion	$201.2 billion
Earnings From Operations	$4.5 billion	$4.0 billion	$4.6 billion	$17.3 billion	$15.2 billion
Net Margin	5.2%	6.9%	5.6%	5.3%	5.2%
Adjusted Net Margin [1]	5.2%	4.6%	5.6%	5.3%	4.7%
[1] Adjusted net margin removes the impact of the 2017 favorable non-cash revaluation of the Company’s net deferred tax liability pursuant to the Tax Cuts and Jobs Act of 2017, to facilitate comparability of reported margins between periods.

•
UnitedHealth Group’s full year 2018 revenues of $226 billion grew 12 percent or $25 billion year-over-year. Strong demand for the Company’s products and services produced well-balanced, diversified revenue growth across the businesses.

•
Full year 2018 earnings from operations grew $2.1 billion or 14 percent year-over-year to $17.3 billion, with Optum earnings modestly ahead and UnitedHealthcare earnings consistent with the outlook provided at the November 2018 Investor Conference. Adjusted net earnings grew 28 percent to $12.88 per share, with fourth quarter adjusted net earnings growing 27 percent to $3.28 per share.

•	Full year 2018 cash flows from operations of $15.7 billion grew 16 percent year-over-year and were 1.3 times net earnings.

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The 2018 consolidated medical care ratio of 81.6 percent decreased 50 basis points year-over-year, as the effect of the return of the health insurance tax more than offset a higher mix of government program business, including a still-elevated but moderating medical care ratio in some traditional Medicaid programs. Medical cost trends remained well-managed in fourth quarter 2018, and included $280 million in favorable reserve development. Year end days claims payable were 50 days, consistent with year end 2017.

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The 2018 operating cost ratio of 15.1 percent increased 40 basis points year-over-year from 14.7 percent in 2017, due to the return of the health insurance tax, significantly offset by operating efficiencies and business mix shifts to lower operating cost businesses.

UnitedHealth Group - Continued

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The income tax rates of 22.3 percent in 2018 and 22.8 percent in 2017 were comparable, with 2018 reflecting the reduced federal statutory rate and 2017 reflecting the favorable revaluation of U.S. deferred tax liabilities, both due to the Tax Cuts and Jobs Act of 2017.

•
Return on equity of 24.4 percent reflected the Company’s strong services business mix and overall margin profile in 2018. The debt to total capital ratio was 40.2 percent at December 31, 2018, dividend payments grew 20 percent year-over-year to $3.3 billion, and the Company repurchased 19 million shares for $4.5 billion in 2018.

UnitedHealthcare provides global health care benefits, serving individuals and employers, and Medicare and Medicaid beneficiaries. UnitedHealthcare is dedicated to improving the value health care consumers receive by reducing the total cost of care, enhancing the quality of care received, improving health and wellness and simplifying the health care experience.

Quarterly and Annual Financial Performance
	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2018	2017	2018	2018	2017
Revenues	$46.2 billion	$41.6 billion	$45.9 billion	$183.5 billion	$163.3 billion
Earnings From Operations	$1.8 billion	$1.8 billion	$2.6 billion	$9.1 billion	$8.5 billion
Operating Margin	3.9%	4.2%	5.6%	5.0%	5.2%

•
UnitedHealthcare grew to serve 2.4 million more people[2] in 2018, contributing to year-over-year revenue growth of $20.2 billion, or 12.4 percent, to $183.5 billion. Full year earnings from operations grew 7.2 percent to $9.1 billion. Fourth quarter 2018 earnings from operations increased $35 million year-over-year despite the continued weaker traditional Medicaid program performance. The fourth quarter 2018 operating margin of 3.9 percent decreased from 5.6 percent in the third quarter, reflecting typical business seasonality.

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UnitedHealthcare Employer & Individual full year 2018 revenues of $54.8 billion increased $2.7 billion year-over-year. UnitedHealthcare grew its services to people in commercial group risk-based offerings for the fourth consecutive year, with participation in risk-based products growing by 75,000 people in 2018, including 45,000 in the fourth quarter.

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UnitedHealthcare Medicare & Retirement revenues grew by $9.5 billion or 14.4 percent to $75.5 billion in 2018, and the business grew to serve 9.5 million people with medical benefit products at year end, an increase of 615,000 in 2018. Growth was diversified, reflecting strong performance in both the individual and group retiree Medicare Advantage markets, and continued steady growth in Medicare Supplement offerings.

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2 Reflects net consumer growth excluding the TRICARE military health program, which concluded in 2017.

UnitedHealthcare - Continued

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In 2018, UnitedHealthcare Community & State revenues grew $6 billion or 16 percent to $43.4 billion, driven by growth in serving higher acuity populations. UnitedHealthcare served 255,000 fewer people in 2018 due to states adding new carriers to existing programs, reduced enrollment from state efforts to manage eligibility status and the sale of its New Mexico plan in the third quarter.

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UnitedHealthcare Global revenues grew $2.1 billion or 26.6 percent to $9.8 billion in 2018, due principally to the impact of acquisitions. Margin performance strengthened in 2018 as a result of advancements in clinical management, health system operating performance and reduced operating costs.

Optum is a health services business serving the global health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers. Using market-leading information, data analytics, technology and clinical insights, Optum helps improve overall health system performance: optimizing care quality, reducing health care costs and improving the consumer experience.

Quarterly and Annual Financial Performance
	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2018	2017	2018	2018	2017
Revenues	$27.6 billion	$24.4 billion	$25.4 billion	$101.3 billion	$91.2 billion
Earnings From Operations	$2.7 billion	$2.2 billion	$2.0 billion	$8.2 billion	$6.7 billion
Operating Margin	9.8%	9.1%	8.0%	8.1%	7.4%

•
In 2018, Optum revenues grew by $10.1 billion or 11.1 percent year-over-year to $101.3 billion, with fourth quarter revenues growing at double-digit percentage rates in all reporting segments. Optum’s full year earnings from operations grew $1.5 billion or 22.6 percent year-over-year to $8.2 billion, driven by strong revenue growth and 70 basis points of operating margin expansion to 8.1 percent. All segments grew earnings from operations by 12 percent or more in the fourth quarter of 2018.

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OptumHealth revenues of $24.1 billion grew $3.6 billion or 17.4 percent year-over-year, driven by diversified growth in care delivery, behavioral health services, digital consumer engagement and health financial services. OptumHealth served approximately 93 million people at year end 2018, reflecting nearly 6 percent growth or 5 million more people[3] served during the year.

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OptumInsight revenues grew 11.4 percent to $9 billion in 2018, reflecting steady growth in data analytics product and service offerings and growth and expansion in managed services and care provider advisory services. OptumInsight’s contract backlog of $17 billion grew 13.3 percent year-over-year.

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In 2018, OptumRx revenues increased $5.8 billion or 9.1 percent year-over-year to $69.5 billion reflecting increased script volumes and a higher mix of specialty drugs. OptumRx fulfilled 1.34 billion adjusted scripts in 2018, growth of 45 million scripts or 3.5 percent over the prior year.

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3 Reflects net consumer growth excluding the TRICARE military health program, which concluded in 2017.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a diversified health care company dedicated to helping people live healthier lives and helping make the health system work better for everyone. UnitedHealth Group offers a broad spectrum of products and services through two distinct platforms: UnitedHealthcare, which provides health care coverage and benefits services; and Optum, which provides information and technology-enabled health services. For more information, visit UnitedHealth Group at www.unitedhealthgroup.com or follow @UnitedHealthGrp on Twitter.

Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the Company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investors page of the Company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be available on the same site through January 29, 2019. The conference call replay can also be accessed by dialing 1-800-753-5207. This earnings release and the Form 8-K dated January 15, 2019 can also be accessed from the Investors page of the Company’s website.

Non-GAAP Financial Information
This news release presents non-GAAP financial information provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements are intended to take advantage of the “safe harbor” provisions of the PSLRA. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors.

Some factors that could cause actual results to differ materially from results discussed or implied in the forward-looking statements include: our ability to effectively estimate, price for and manage our medical costs, including the impact of any new coverage requirements; new laws or regulations, or changes in existing laws or regulations, or their enforcement or application, including increases in medical, administrative, technology or other costs or decreases in enrollment resulting from U.S., South American and other jurisdictions’ regulations affecting the health care industry; the outcome of the DOJ’s legal action relating to the risk adjustment submission matter; our ability to maintain and achieve improvement in CMS star ratings and other quality scores that impact revenue; reductions in revenue or delays to cash flows received under Medicare, Medicaid and other government programs, including the effects of a prolonged U.S. government shutdown or debt ceiling constraints; changes in Medicare, including changes in payment methodology, the CMS star ratings program or the application of risk adjustment data validation audits; cyber-attacks or other privacy or data security incidents; failure to comply with privacy and data security regulations; regulatory and other risks and uncertainties of the pharmacy benefits management industry; competitive pressures, which could affect our ability to maintain or increase our market share; changes in or challenges to our public sector contract awards; our ability to execute contracts on competitive terms with physicians, hospitals and other service providers; failure to achieve targeted operating cost productivity improvements, including savings resulting from technology enhancement and administrative modernization; increases in costs and other liabilities associated with increased litigation, government investigations, audits or reviews; failure to manage successfully our strategic alliances or complete or receive anticipated benefits of acquisitions and other strategic transactions; fluctuations in foreign currency exchange rates on our reported shareholders’ equity and results of operations; downgrades in our credit ratings; the performance of our investment portfolio; impairment of the value of our goodwill and intangible assets if estimated future results do not adequately support goodwill and intangible assets recorded for our existing businesses or the businesses that we acquire; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; and our ability to obtain sufficient funds from our regulated subsidiaries or the debt or capital markets to fund our obligations, to maintain our debt to total capital ratio at targeted levels, to maintain our quarterly dividend payment cycle or to continue repurchasing shares of our common stock.

This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain risk factors that may affect our business operations, financial condition and results of operations, in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any or all forward-looking statements we make may turn out to be wrong, and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual future results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by applicable securities laws.

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Year Ended December 31, 2018

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Supplemental Financial Information - Businesses

•	Supplemental Financial Information - Business Metrics

•	Reconciliation of Non-GAAP Financial Measures

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues
Premiums	$44,932	$40,378	$178,087	$158,453
Products	8,551	7,157	29,601	26,366
Services	4,593	4,228	17,183	15,317
Investment and other income	341	298	1,376	1,023
Total revenues	58,417	52,061	226,247	201,159
Operating costs
Medical costs	36,955	33,207	145,403	130,036
Operating costs	8,703	7,820	34,074	29,557
Cost of products sold	7,625	6,479	26,998	24,112
Depreciation and amortization	637	578	2,428	2,245
Total operating costs	53,920	48,084	208,903	185,950
Earnings from operations	4,497	3,977	17,344	15,209
Interest expense	(374)	(308)	(1,400)	(1,186)
Earnings before income taxes	4,123	3,669	15,944	14,023
Provision for income taxes	(959)	52	(3,562)	(3,200)
Net earnings	3,164	3,721	12,382	10,823
Earnings attributable to noncontrolling interests	(124)	(104)	(396)	(265)
Net earnings attributable to UnitedHealth Group common shareholders	$3,040	$3,617	$11,986	$10,558
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$3.10	$3.65	$12.19	$10.72
Adjusted earnings per share attributable to UnitedHealth Group common shareholders (a)	$3.28	$2.59	$12.88	$10.07
Diluted weighted-average common shares outstanding	982	991	983	985
(a) See page 6 for a reconciliation of the non-GAAP measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	December 31, 2018	December 31, 2017
Assets
Cash and short-term investments	$14,324	$15,490
Accounts receivable, net	11,388	9,568
Other current assets	12,980	12,026
Total current assets	38,692	37,084
Long-term investments	32,510	28,341
Other long-term assets	81,019	73,633
Total assets	$152,221	$139,058
Liabilities, redeemable noncontrolling interests and equity
Medical costs payable	$19,891	$17,871
Commercial paper and current maturities of long-term debt	1,973	2,857
Other current liabilities	31,345	29,735
Total current liabilities	53,209	50,463
Long-term debt, less current maturities	34,581	28,835
Other long-term liabilities	8,204	7,738
Redeemable noncontrolling interests	1,908	2,189
Equity	54,319	49,833
Total liabilities, redeemable noncontrolling interests and equity	$152,221	$139,058

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Year Ended December 31,
	2018	2017
Operating Activities
Net earnings	$12,382	$10,823
Noncash items:
Depreciation and amortization	2,428	2,245
Deferred income taxes and other	(29)	(748)
Share-based compensation	638	597
Net changes in operating assets and liabilities	294	679
Cash flows from operating activities	15,713	13,596
Investing Activities
Purchases of investments, net of sales and maturities	(4,099)	(4,319)
Purchases of property, equipment and capitalized software	(2,063)	(2,023)
Cash paid for acquisitions, net	(5,997)	(2,131)
Other, net	(226)	(126)
Cash flows used for investing activities	(12,385)	(8,599)
Financing Activities
Common share repurchases	(4,500)	(1,500)
Dividends paid	(3,320)	(2,773)
Net change in commercial paper and long-term debt	4,134	(2,615)
Other, net	(679)	3,447
Cash flows used for financing activities	(4,365)	(3,441)
Effect of exchange rate changes on cash and cash equivalents	(78)	(5)
(Decrease) increase in cash and cash equivalents	(1,115)	1,551
Cash and cash equivalents, beginning of period	11,981	10,430
Cash and cash equivalents, end of period	$10,866	$11,981
Supplemental Schedule of Noncash Investing Activities
Common stock issued for acquisition	$-	$2,164

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESSES
(in millions, except percentages)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues
UnitedHealthcare	$46,234	$41,599	$183,476	$163,257
Optum	27,562	24,392	101,280	91,185
Eliminations	(15,379)	(13,930)	(58,509)	(53,283)
Total consolidated revenues	$58,417	$52,061	$226,247	$201,159
Earnings from Operations
UnitedHealthcare	$1,797	$1,762	$9,113	$8,498
Optum (a)	2,700	2,215	8,231	6,711
Total consolidated earnings from operations	$4,497	$3,977	$17,344	$15,209
Operating Margin
UnitedHealthcare	3.9%	4.2%	5.0%	5.2%
Optum	9.8%	9.1%	8.1%	7.4%
Consolidated operating margin	7.7%	7.6%	7.7%	7.6%

Revenues
UnitedHealthcare Employer & Individual	$13,905	$13,307	$54,761	$52,066
UnitedHealthcare Medicare & Retirement	18,900	16,390	75,473	65,995
UnitedHealthcare Community & State	10,955	9,938	43,426	37,443
UnitedHealthcare Global	2,474	1,964	9,816	7,753

OptumHealth	$6,393	$5,463	$24,145	$20,570
OptumInsight	2,500	2,247	9,008	8,087
OptumRx	19,052	17,015	69,536	63,755
Optum eliminations	(383)	(333)	(1,409)	(1,227)
(a) Earnings from operations for Optum for the three months and year ended December 31, 2018 included $750 and $2,430 for OptumHealth; $861 and $2,243 for OptumInsight; and $1,089 and $3,558 for OptumRx, respectively. Earnings from operations for Optum for the three months and year ended December 31, 2017 included $556 and $1,823 for OptumHealth; $690 and $1,770 for OptumInsight; and $969 and $3,118 for OptumRx, respectively.

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESS METRICS

UNITEDHEALTHCARE CUSTOMER PROFILE
(in thousands)

People Served	December 31, 2018	September 30, 2018	December 31, 2017
Commercial:
Risk-based	8,495	8,450	8,420
Fee-based	18,420	18,365	18,595
Total Commercial (a)	26,915	26,815	27,015
Medicare Advantage	4,945	4,915	4,430
Medicaid	6,450	6,630	6,705
Medicare Supplement (Standardized)	4,545	4,540	4,445
Total Public and Senior	15,940	16,085	15,580
Total UnitedHealthcare - Domestic Medical	42,855	42,900	42,595
International	6,220	6,070	4,080
Total UnitedHealthcare - Medical	49,075	48,970	46,675

Supplemental Data
Medicare Part D stand-alone	4,710	4,725	4,940

OPTUM PERFORMANCE METRICS

	December 31, 2018	September 30, 2018	December 31, 2017
OptumHealth Consumers Served (in millions) (a)	93	92	88
OptumInsight Contract Backlog (in billions)	$17.0	$15.7	$15.0
OptumRx Quarterly Adjusted Scripts (in millions)	348	331	333

(a) Excludes TRICARE membership of 2.9 million at December 31, 2017.

Note: UnitedHealth Group served 141 million unique individuals across all businesses at December 31, 2018.

UNITEDHEALTH GROUP
Reconciliation of Non-GAAP Financial Measures

•	Adjusted Net Earnings per Share

•	Net Margin Adjusted for Tax Reform

Use of Non-GAAP Financial Measures

Adjusted net earnings per share and net margin adjusted for tax reform are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Adjusted net earnings per share excludes from GAAP net earnings per share, intangible amortization and other items, if any, that do not reflect the Company's underlying business performance. Management believes the use of adjusted net earnings per share provides investors and management useful information about the earnings impact of acquisition-related intangible asset amortization. In addition, adjusted net earnings per share excludes the earnings impact of the deferred tax revaluation recognized after The Tax Cuts and Jobs Act of 2017 was enacted in December 2017. Management believes the exclusion of these items provides a more useful comparison of the Company's underlying business performance from period to period.

Management believes the use of net margin adjusted for tax reform provides investors and management useful information about the performance of the underlying business prior to the impact of the deferred tax revaluation recognized in 2017.

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(unaudited)

ADJUSTED NET EARNINGS PER SHARE

	Three Months Ended December 31,		Year Ended December 31,		Projected Year Ended December 31,
	2018	2017	2018	2017	2019
GAAP net earnings attributable to UnitedHealth Group common shareholders	$3,040	$3,617	$11,986	$10,558	$13,350 - $13,700
Revaluation of U.S. net deferred tax liabilities due to tax reform	-	(1,197)	-	(1,197)	-
Intangible amortization	238	227	899	896	~920
Tax effect of intangible amortization	(60)	(85)	(225)	(334)	~(230)
Adjusted net earnings attributable to UnitedHealth Group common shareholders	$3,218	$2,562	$12,660	$9,923	$14,040 - $14,390

GAAP diluted earnings per share	$3.10	$3.65	$12.19	$10.72	$13.70 - $14.00
Revaluation of U.S. net deferred tax liabilities due to tax reform per share	-	(1.21)	-	(1.22)	-
Intangible amortization per share	0.24	0.23	0.91	0.91	~0.95
Tax effect per share of intangible amortization	(0.06)	(0.08)	(0.22)	(0.34)	~(0.25)
Adjusted diluted earnings per share	$3.28	$2.59	$12.88	$10.07	$14.40 - $14.70

NET MARGIN ADJUSTED FOR TAX REFORM

	Three Months Ended December 31,	Year Ended December 31,
	2017	2017
GAAP net earnings attributable to UnitedHealth Group common shareholders	$3,617	$10,558
Revaluation of U.S. net deferred tax liabilities due to tax reform	(1,197)	(1,197)
Net earnings adjusted for tax reform attributable to UnitedHealth Group common shareholders	$2,420	$9,361

GAAP net margin	6.9%	5.2%
Net margin adjusted for tax reform	4.6%	4.7%